Prospectus Supplement (To Prospectus dated May 3, 2024)	Filed pursuant to Rule 424(b)(5) Registration No. 333-278886

Up to US$30,000,000

Common Shares

ZENTEK LTD.

We have entered into an At The Market Offering Agreement, or the Sales Agreement, with Rodman & Renshaw LLC, or the Sales Agent, relating to our common shares, no par value, offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell our common shares having an aggregate offering price of up to US$30,000,000 from time to time through the Sales Agent, acting as sales agent or principal.

Our common shares are listed on the Nasdaq Capital Market under the symbol "ZTEK." The last reported sale price of our common shares on the Nasdaq Capital Market on February 27, 2025 was US$0.93 per share.

Upon our delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Sales Agent may sell our common shares by methods deemed to be an "at the market offering" as defined in Rule 415(a)(4) promulgated under the U.S. Securities Act of 1933, as amended, or the Securities Act. The Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay the Sales Agent a total commission for its services in acting as agent in the sale of common shares equal to up to 3.0% of the gross sales price per share of all shares sold through the Sales Agent as agent under the Sales Agreement. See "Plan of Distribution" for information relating to certain expenses of the Sales Agent to be reimbursed by us.

In connection with the sale of the common shares on our behalf, the Sales Agent will be deemed to be an "underwriter" within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act and the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act.

We are an "emerging growth company" and a "foreign private issuer" as defined under U.S. federal securities laws, and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and the accompanying base prospectus, and the documents incorporated by reference herein and therein, and may elect to comply with reduced public company reporting requirements in future filings. See "Prospectus Supplement Summary-Implications of Being an Emerging Growth Company" and "Prospectus Supplement Summary-Implications of Being a Foreign Private Issuer" for more information.

Investing in our common shares involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading "Risk Factors" in this prospectus supplement beginning on page S-11, and under similar headings in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Rodman & Renshaw LLC

The date of this prospectus supplement is March 3, 2025

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a "shelf" registration statement on Form F-3 (File No. 333-278886) that we filed with the U.S. Securities and Exchange Commission, or the SEC, and was declared effective by the SEC on May 3, 2024. This prospectus supplement and the accompanying base prospectus relate to an "at the market" offering of our common shares. Before buying any of the common shares offered hereby, we urge you to read carefully this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled "Where You Can Find More Information" and "Information Incorporated by Reference." These documents contain important information that you carefully should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our common shares and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part, the accompanying base prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to "this prospectus," we are referring to both parts of this document combined. The information included or incorporated by reference in this prospectus supplement also adds to, updates, and changes information contained or incorporated by reference in the accompanying base prospectus. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying base prospectus and the documents incorporated by reference therein.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus. We have not, and the Sales Agent has not, authorized anyone to provide you with different or additional information, or to make any representations other than those contained in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus. We and the Sales Agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell or solicitations to buy our common shares in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

You should assume that the information in this prospectus supplement and the accompanying base prospectus is accurate only as of the date on the front of the respective document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying base prospectus or the time of any sale of our common shares. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the section entitled "Where You Can Find More Information."

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, contain references to trademarks, trade names and service marks. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to such trademarks, trade names and service marks. We do not intend our use or display of other entities' trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entities.

Unless the context indicates otherwise, as used in this prospectus, the terms "us," "our," "Zentek," "we," the "Company" and similar designations refer to Zentek Ltd. and, where appropriate, its consolidated subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus supplement or the accompanying base prospectus and does not contain all of the information you should consider in making your investment decision. This summary is qualified in its entirety by the more detailed information included elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying base prospectus. Before deciding to purchase any of our common shares in this offering, you should read this summary together with the more detailed information included elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying base prospectus. You should carefully consider, among other things, the matters discussed in "Risk Factors" and "Special Note Regarding Forward-Looking Statements," in each case, included elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying base prospectus, as well as our consolidated financial statements and related notes, incorporated by reference into this prospectus supplement and the accompanying base prospectus.

Overview

We are an intellectual property development and commercialization company focused primarily on commercializing ZenGUARD™, as well as on the development of certain rapid detection technologies and other nanomaterials-based technologies.  Our ZenGUARDTM production facility is located in Guelph, Ontario, Canada.

We were incorporated under the Business Corporations Act (Ontario) as a numbered company in July 2008, and have undergone several name changes, the most recent of which was the changing of our name from "ZEN Graphene Solutions Ltd." to "Zentek Ltd." on October 28, 2021.

We originally commenced operations as a junior mineral exploration company focused primarily on mineral deposits in Northern Ontario, Canada. In May 2018, we began to focus our resources on the research and development of graphene and related applications, and we opened a research facility in Guelph, Ontario, Canada, in February 2020, to support our university and industrial partners' ongoing research and to scale-up production of graphene products.

Subsequently, the COVID-19 pandemic halted research at our collaborators' laboratories, and we pivoted towards focusing our resources to develop graphene-based solutions for the fight against COVID-19.

In September 2020, we announced the development and successful testing of a graphene oxide (“GO”)/silver compound that showed effectiveness against the COVID-19 virus after application of the coating to N95 mask material. In December 2020, we announced the successful testing of the GO/silver compound that showed effectiveness against both gram-positive and gram-negative aerobic bacteria as well as against fungus/yeast. We filed two provisional patent applications relating to our antimicrobial coating, and in April 2021, announced the brand name ZenGUARD™ for such coating.

In November 2021, we announced that we had been issued a Medical Device Establishment License from Health Canada for the manufacture and distribution of any Class I medical devices, including any such devices with or without the ZenGUARD™ coating.

In December 2022, our patent application directed to the ZenGUARD™ technology for use on personal protective equipment, and heating, ventilation, and air conditioning, or HVAC, filters, was granted with a term expiring in September 2041.

Our common shares are listed in the United States on the Nasdaq Capital Market under the symbol "ZTEK," and in Canada on the TSX Venture Exchange under the symbol "ZEN."

Our principal executive office is located at 24 Corporate Court, Guelph, Ontario, Canada N1G 5G5, and our telephone number is (844) 730-9822.

We currently have two material wholly-owned subsidiaries, (i) Albany Graphite Corp., or AGC, incorporated under the laws of the Province of British Columbia, and (ii) Triera Biosciences Ltd., or Triera, incorporated under the laws of the Province of Ontario.

We also have two other wholly-owned subsidiaries, (i) 1000114904 Ontario Inc., incorporated under the laws of the Province of Ontario, and Zentek USA Inc., incorporated under the laws of the State of Delaware.

AGC owns the Albany Graphite Project, an igneous-hosted fluid-derived graphite deposit located in Claim Block 4F, comprised of 521 mining claims (461 single-cell claims and 60 boundary-cell claims). The Albany Graphite Project is located west of the communities of Constance Lake First Nation and Hearst, Ontario.

Triera owns the exclusive, global licensing rights for all aptamer-based technology from our collaboration with McMaster University.

Additional information regarding us and our business are set forth in our most recent Annual Information Form attached as an Exhibit to our most recent Annual Report on Form 40-F filed with the SEC and our most recent Management's Discussion and Analysis attached as an Exhibit to our Report of Foreign Private Issuer on Form 6-K furnished with the SEC, and in each case incorporated by reference into this prospectus supplement. See "Where You Can Find More Information" and "Information Incorporated by Reference."

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, New York 10168.

Our website address is https://www.zentek.com. We do not incorporate the information on or accessible through our website into this prospectus supplement or the accompanying base prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus supplement or the accompanying base prospectus. Our website address is included in this prospectus supplement as an inactive textual reference only.

Recent Events

On October 18, 2024, we listed for sale, 24 Corporate Court. in Guelph, Ontario which is currently our registered head office and principal executive offices. Permission to list the property was given by our board of directors in June 2024. The building and land are expected to sell during the next 12 months.

Implications of Being an Emerging Growth Company

We are an "emerging growth company" as defined in the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take, have taken, and intend to take, advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of our first sale of securities pursuant to an effective registration statement under the Securities Act; (iii) the date on which we have, during the preceding three year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a "large accelerated filer" under the Exchange Act, which could occur if the market value of our common shares that are held by non-affiliates is US$700 million or more as of the last business day of our most recently completed second fiscal quarter.

Implications of Being a Foreign Private Issuer

We are subject to the information reporting requirements of the Exchange Act that are applicable to "foreign private issuers," and under those requirements we file and furnish certain reports with the SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we have four months after the end of each fiscal year to file our annual reports with the SEC and we are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. We also present our financial statements pursuant to International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or the IASB, instead of pursuant to U.S. generally accepted accounting principles, or U.S. GAAP. IFRS differs in certain significant respects from U.S. GAAP. Furthermore, our officers, directors and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. In addition, as a foreign private issuer, we are permitted to follow, have followed, and intend to follow, certain home country corporate governance practices instead of those otherwise required under the listing rules of the Nasdaq Stock Market LLC, or Nasdaq, for domestic U.S. issuers. These exemptions and leniencies will reduce the frequency and scope of information and protections available to you in comparison to those applicable to U.S. domestic reporting companies.

THE OFFERING

Common shares offered by us pursuant to this prospectus supplement	Common shares having an aggregate offering price of up to US$30,000,000.
Common shares to be outstanding immediately after this offering

Up to 136,569,514 shares (as more fully described in the notes following this table), assuming sales of 32,258,064 common shares in this offering at an offering price of US$0.93 per share, which was the last reported sale price of our common shares on the Nasdaq Capital Market on February 27, 2025. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of Offering

"At the market offering" as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through the Nasdaq Capital Market, or any other existing trading market for our common shares in the United States or to or through a market maker, through the Sales Agent. See "Plan of Distribution" on page S-22 of this prospectus supplement.

Use of proceeds	We intend to use the net proceeds of this offering for working capital and general corporate purposes. See "Use of Proceeds."
Risk factors

Investing in our common shares involves a high degree of risk and purchasers of our common shares may lose part or all of their investment. You should read this prospectus supplement and the accompanying base prospectus, and the documents incorporated by reference herein and therein carefully, including the sections entitled "Risk Factors" and our consolidated financial statements and related notes, before investing in our common shares.

Nasdaq Capital Market Symbol	"ZTEK"

The number of common shares to be outstanding immediately after this offering is based on 104,311,450 common shares outstanding as of February 26, 2025, and excludes, as of that date, the following:

  6,283,334 common shares issuable upon the exercise of options outstanding under our Omnibus Long-Term Incentive Plan, or our LTIP, and our previous option plan, or the Legacy Stock Option Plan, and together with the LTIP, our Option Plans, at a weighted average exercise price of C$2.28 (approximately US$1.58(1)) per share;

  1,180,750 common shares issuable upon the exercise of outstanding warrants, with a weighted average exercise price of C$3.00 (approximately US$2.08(1)) per share; and
  4,846,250 common shares that are available for issuance under our Option Plans.

(1) Based on a daily average exchange rate of C$1.00 = US$0.6934 on February 27, 2025, as reported by the Bank of Canada. See "Currency and Exchange Rate Information" for additional details.

Except as otherwise noted, all information in this prospectus supplement assumes no exercise of the warrants and options described above.

RISK FACTORS

Investing in our common shares involves a high degree of risk and uncertainty. Before deciding whether to invest in our common shares, you should carefully consider the risks and uncertainties described below, as well as the risks and uncertainties described under the section titled "Risk Factors" and elsewhere in our most recent Annual Information Form attached as an Exhibit to our most recent Annual Report on Form 40-F filed with the SEC, as well as our subsequent filings with the SEC which are incorporated by reference into this prospectus supplement, together with other information in this prospectus supplement and the documents incorporated by reference herein. The risks described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially adversely affected. This could cause the trading price of our common shares to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled "Special Note Regarding Forward-Looking Statements."

Additional Risks Related to this Offering and Ownership of Our Common Shares

An investment in the common shares offered hereby is extremely speculative and there can be no assurance of any return on any such investment.

An investment in the common shares offered hereby is extremely speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in us, including the risk of losing their entire investment.

The actual number of common shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver instructions to the Sales Agent to sell our common shares at any time throughout the term of the Sales Agreement. The number of common shares that are sold through the Sales Agent after our instruction will fluctuate based on a number of factors, including the market price of our common shares during the sales period, the limits we set in any instruction to the Sales Agent under the Sales Agreement to sell common shares, and the demand for our common shares during the sales period. Because the price per share of each common share sold will fluctuate during this offering, it is not currently possible to predict the number of common shares that will be sold or the gross proceeds to be raised in connection with those sales, if any.

The common shares offered hereby will be sold in "at the market offerings," and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices and, as such, may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of common shares, if any, to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

You may experience immediate and substantial dilution in the net tangible book value per common share you purchase in this offering.

The offering price per share in this offering may exceed the net tangible book value per common share outstanding prior to this offering. The exercise of outstanding warrants and stock options may also result in further dilution of your investment. See the section entitled "Dilution" below for a more detailed illustration of the dilution you may incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional common shares or other securities convertible into or exchangeable for our common shares. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional common shares or other securities convertible into or exchangeable for our common shares in future transactions may be higher or lower than the price per share in this offering.

We will have broad discretion in how we use the net proceeds from this offering and may not use such proceeds effectively, which could affect our results of operations and cause our share price to decline.

We will have considerable discretion in the application of the net proceeds from this offering, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Due to the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, investors will be relying upon management's judgment with only limited information about our specific intentions for the use of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our shareholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. See "Use of Proceeds" on page S-17 of this prospectus supplement for a description of our proposed use of proceeds from this offering.

We may not be able to maintain a listing of our common shares on Nasdaq.

Although our common shares are listed on Nasdaq, we must meet certain financial and liquidity criteria to maintain such listing. If we violate Nasdaq's listing requirements, or if we fail to meet any of Nasdaq's listing standards, our common shares may be delisted.

On September 11, 2024, we received a written notification from Nasdaq that we were not in compliance with Nasdaq Listing Rule 5550(a)(2), as the minimum bid price of our common shares had been below US$1.00 per share for 30 consecutive business days. In accordance with Nasdaq rules, we had a period of 180 calendar days (or until March 10, 2025) to regain compliance with the minimum bid price requirement. On December 3, 2024, we received written notification from the Nasdaq that we had regained compliance with Nasdaq Listing Rule 5550(a)(2), as the minimum bid price of our common shares had been above US$1.00 per share for 10 consecutive business days.

Although we have regained compliance, we cannot assure you that we will not, in the future, fail to comply with Nasdaq's requirements to maintain the listing of our common shares on Nasdaq, or that we will be able to regain compliance in the event of any such non-compliance. In addition, our board of directors may determine that the cost of maintaining our listing on a U.S. national securities exchange outweighs the benefits of such listing. A delisting of our common shares from Nasdaq may materially impair our shareholders' ability to buy and sell our common shares and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common shares. The delisting of our common shares could significantly impair our ability to raise capital and the value of your investment.

Because we have no current plans to pay cash dividends on our common shares, you may not receive any return on investment unless you sell your common shares for a price greater than that which you paid for it.

We have never declared or paid cash dividends on our common shares. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends on our common shares in the near future. We may also enter into credit agreements or other borrowing arrangements in the future that may restrict our ability to declare or pay cash dividends on our common shares. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions, and other factors that our board of directors may deem relevant. We may not pay any dividends on our common shares in the foreseeable future. As a result, capital appreciation, if any, of our common shares will be your sole source of gain for the foreseeable future.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus contain "forward-looking statements" within the meaning of U.S. federal securities laws. Such forward-looking statements are based on expectations, estimates and projections as at the date of this prospectus supplement, the accompanying base prospectus, or the documents incorporated by reference herein and in the accompanying base prospectus, as applicable. All statements other than statements of historical facts are forward-looking statements.

We sometimes use words such as "anticipate," "believe," "budget," "can," "contemplate," "continue," "could," "estimate," "expect," "forecast," "future," "intend," "may," "might," "plan," "possible," "potential," "predict," "project," "schedule," "seek." "should," "target," "will," "would," or the negative or variations of such terms or other similar or comparable terms, phrases and expressions, including references to assumptions, in the aforementioned documents to identify forward-looking statements, although the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements include, but are not limited to, statements and information concerning:

  our intentions, plans, goals, strategies, future growth, future activities and future actions;
  our market position, ability to compete and future financial or operating performance;
  anticipated developments in operations;
  planned business activities and planned future acquisitions;
  the timing and amount of funding required to execute our development and business plans;
  the adequacy of our financial resources;
  requirements for additional capital;
  our projected intellectual property expenditures;
  our projected capital and exploration and development expenditures;
  the effect on us of any changes to existing legislation or policy;
  the length of time required to obtain permits, certifications and approvals;
  the markets for our products and our ability to supply those markets;
  the success of our exploration, development and mining activities;
  demand and market outlook;
  anticipated prices;
  the geology of mineral properties;
  environmental risks;
  the availability of labor;
  progress in development of mineral properties;

  estimated budgets;
  currency fluctuations;
  government regulation;
  the timing and possible outcome of litigation;
  the timing and possible outcome of regulatory and permitting matters;
  limitations of insurance coverage;
  our anticipated use of net proceeds from this offering; and
  and other events or conditions that may occur in the future.

Forward-looking statements are based on current expectations and beliefs of our management, as well as on assumptions, which our management believes to be reasonable based on information available at the time such statements were made. However, by their nature, forward-looking statements are inherently uncertain and involve known and unknown risks, uncertainties and other factors (some of which are beyond our control) that may cause the actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, without limitation, those risks and uncertainties outlined under the heading "Risk Factors" and elsewhere in this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.

The lists of risk factors set forth in the aforementioned documents are not exhaustive. It is not possible to predict or identify all risks, and there may be additional risks that we currently consider immaterial or which are unknown.

We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

For all of these reasons, you should not place undue reliance on forward-looking statements.

All forward-looking statements included in or incorporated by reference into this prospectus supplement are qualified by the foregoing cautionary statements.

MARKET, INDUSTRY AND OTHER DATA

We obtained the industry, market and competitive position data included or incorporated by reference in this prospectus supplement and the accompanying base prospectus from our internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies and publicly available information in addition to research, surveys and studies conducted by third parties. We have not independently verified the accuracy or completeness of the data contained in the third-party research and other publicly available information. Further, while we believe that our internal research is reliable, such research has not been verified by any third party. While we believe the industry, market and competitive position data included or incorporated by reference in this prospectus supplement and the accompanying base prospectus are reliable and based on reasonable assumptions, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading "Risk Factors" in this prospectus supplement and the accompanying base prospectus, and under similar headlines in the documents incorporated by reference herein and therein. These and other factors could cause results to differ materially from those expressed in the estimates made by the third parties or by us.

PRESENTATION OF FINANCIAL INFORMATION

We present our financial statements in Canadian dollars. Our fiscal year (which we also refer to as our financial year) ends on March 31 of each year.

Our annual consolidated financial statements are prepared in accordance with IFRS, as issued by the IASB, and our condensed interim consolidated financial statements are prepared in accordance with IFRS as issued by the IASB applicable to the preparation of interim financial statements, including International Accounting Standard 34 -Interim Financial Reporting. As a result, certain financial information included in or incorporated by reference in this prospectus supplement or the accompanying base prospectus may not be comparable to financial information prepared by companies in the United States reporting under U.S. GAAP.

Certain calculations included in tables and other figures in this prospectus supplement or the documents incorporated by reference herein have been rounded for clarity of presentation. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

CURRENCY AND EXCHANGE RATE INFORMATION

This prospectus supplement contains references to United States dollars and Canadian dollars. All references to "US$" in this prospectus supplement are to United States dollars and all references to "C$" are to Canadian dollars.

This prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus contain translations of certain Canadian dollar amounts into U.S. dollars (or vice versa) at specified rates. In translating such amounts at such rates, we make no representation that the Canadian dollar or U.S. dollar amounts referred to in such documents could have been or could be converted into U.S. dollars or Canadian dollars, as the case may be, at any particular rate.

The following table sets forth, for each of the periods indicated, the high, low and average exchange rates, and the exchange rate at the end of the period, for US$1.00 into the Canadian dollar equivalent, based on the indicative exchange rate as reported by the Bank of Canada:

	Nine months ended December 31,		Year ended March 31,
	2024	2023	2024	2023
High	C$1.4416	C$1.3875	C$1.3875	C$1.3856
Low	C$1.3460	C$1.3128	C$1.3128	C$1.2451
Average	C$1.3768	C$1.3487	C$1.3487	C$1.3230
Rate at end of period	C$1.4389	C$1.3226	C$1.3574	C$1.3533

On February 27, 2025, the exchange rate for United States dollars expressed in terms of the Canadian dollar, as reported by the Bank of Canada, was US$1.00 = C$1.4422.

USE OF PROCEEDS

We may issue and sell common shares having aggregate sales proceeds of up to US$30,000,000 from time to time, before deducting sales agent commissions and expenses. The amount of proceeds from this offering will depend upon the number of our common shares sold and the market price at which they are sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with the Sales Agent as a source of financing.

We intend to use the net proceeds, if any, from this offering for general corporate purposes and working capital. The foregoing expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. We cannot predict with certainty the particular uses for the net proceeds to be received from this offering. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

Pending our use of the net proceeds from this offering, we may invest the net proceeds in a variety of capital preservation investments, including short-term, interest-bearing instruments.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common shares. We currently intend to retain all available funds and any future earnings to finance our growth and expand our operation, and do not anticipate paying any cash dividends on our common shares in the near future. We may also enter into credit agreements or other borrowing arrangements in the future that may restrict our ability to declare or pay cash dividends on our common shares. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions, and other factors that our board of directors may deem relevant. We may not pay any dividends on our common shares in the foreseeable future.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our cash and our capitalization as of December 31, 2024:

  on an actual basis; and
  on an as adjusted basis to give effect to the sale and issuance by us of 32,258,064 common shares in this offering at an assumed offering price of US$0.93 per share, the last reported sale price of our common shares on the Nasdaq Capital Market on February 27, 2025, for net proceeds of US$28,980,000 after deducting Sales Agent commissions and estimated offering expenses payable by us, and assuming the net proceeds are held as cash and cash equivalents.

You should read the information below in conjunction with our consolidated financial statements and the related notes thereto incorporated by reference into this prospectus supplement.

The conversions from Canadian dollars to United States dollars in the table below are based on a conversion rate of C$1.00 to US$0.6950, being the rate for Canadian dollars in terms of the United States dollar on December 31, 2024, as quoted by the Bank of Canada.

62,367
	Actual		As adjusted
	C$	US$	C$	US$
Cash and cash equivalents	1,484,730	1,031,887	43,295,071	30,090,074
Total long-term obligations	206,926	143,814	206,926	143,814
Shareholders' equity:
Share capital	89,223,668	62,010,449	131,034,009	91,068,636
Warrants	89,737	62,367	89,737	62,367
Share-based payment reserve	8,958,633	6,226,250	8,958,633	6,226,250
Shares to be issued	472,500	328,388	472,500	328,388
Deficit	(82,547,600)	(57,370,582)	(82,547,600)	(57,370,582)
Total shareholders' equity	16,196,938	11,256,872	58,007,279	40,315,059
Total capitalization(1)	16,403,864	11,400,686	58,214,205	40,458,873

(1) Total capitalization equals the sum of total long-term obligations and total shareholders' equity.

There is no minimum offering amount required as a condition of this offering. The net proceeds that we have used for our as adjusted estimates assumes that we sell all US$30,000,000 of common shares being offered hereby at substantially the same time. Our as adjusted data could be significantly different if we do not sell all of the US$30,000,000 of common shares offered hereby or if such sales do not occur at substantially the same time.

DILUTION

If you invest in our common shares in this offering, your ownership interest may be diluted to the extent of the difference between the public offering price per common share and the as adjusted net tangible book value per common share after this offering. As of December 31, 2024, our historical net tangible book value was US$11,256,872 million, or US$0.11 per share. Our historical net tangible book value is the amount of our total tangible assets less our total liabilities. Historical net tangible book value per share represents historical net tangible book value divided by the 104,105,642 common shares outstanding as of December 31, 2024.

After giving effect to the sale of 32,258,064 common shares pursuant to this prospectus supplement and the accompanying base prospectus in the aggregate amount of approximately US$30,000,000 at an assumed price of US$0.93 per share, which was the last reported sale price of our common shares on the Nasdaq Capital Market on February 27, 2025, and after deducting Sales Agent commissions and estimated offering expenses payable by us (estimated at US$1,020,000), our as adjusted net tangible book value as of December 31, 2024 would have been approximately US$40,315,059, or approximately US$0.30 per share. This represents an immediate increase in as adjusted net tangible book value of approximately US$0.19 per common share to our existing shareholders and an immediate dilution in as adjusted net tangible book value of approximately US$0.63 per common share to purchasers of our common shares in this offering.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		US$0.93
Historical net tangible book value per share as of December 31, 2024	US$0.11
Increase in net tangible book value per share attributable to this offering	US$0.19
As adjusted net tangible book value per share after giving effect to this offering		US$0.30
Dilution per share to new investors purchasing shares in this offering		US$0.63

The information discussed above is illustrative only and will adjust based on the actual price at which our common shares are sold.

The table and discussion above excludes:

  205,808 common shares issued subsequent to December 31, 2024;

  6,283,334 common shares issuable upon the exercise of options outstanding under our Option Plans, at a weighted average exercise price of C$2.28 (approximately US$1.58(1)) per share;

  1,180,750 common shares issuable upon the exercise of outstanding warrants, with a weighted average exercise price of C$3.00 (approximately US$2.08(1)) per share; and

  4,846,250 common shares that are available for issuance under our Option Plans.

(1) Based on a daily average exchange rate of C$1.00 = US$0.6934 on February 27, 2025, as reported by the Bank of Canada.

DESCRIPTION OF SHARE CAPITAL

Common Shares

We are authorized to issue an unlimited number of common shares, without par value. As at February 26, 2025, a total of 104,311,450 common shares were issued and outstanding, held by 52 holders as shown on our shareholder list dated as of February 26, 2025.

Each common share entitles the holder thereof to receive notice of any meetings of our shareholders, to attend, and to cast one vote per common share at all such meetings. Holders of common shares do not have cumulative voting rights with respect to the election of directors. Accordingly, holders of a majority of the common shares entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common shares are entitled to receive, on a pro rata basis, such dividends if any, as and when declared by our board of directors at its discretion from funds legally available therefor and, upon our liquidation, dissolution, or winding up, are entitled to receive, on a pro rata basis, our net assets. Our common shares do not carry any pre-emptive, subscription, redemption, retraction, or conversion rights, nor do they contain any sinking or purchase fund provisions.

Our common shares are registered under Section 12 of the Exchange Act and are listed in the United States on the Nasdaq Capital Market under the symbol "ZTEK," and in Canada on the TSX Venture Exchange under the symbol "ZEN." No other securities of the Company are registered under Section 12 of the Exchange Act.

The transfer agent and registrar for our common shares is TSX Trust Company.

Warrants

As of February 26, 2025, there were warrants to purchase an aggregate of 1,180,750 of our common shares outstanding, with a weighted average exercise price of C$3.00 per share (approximately US$2.08 per share, based on the daily average exchange rate of C$1.00 = US$0.6934 on February 27, 2025, as reported by the Bank of Canada).

Options

As of February 26, 2025, there were options to purchase an aggregate of 6,283,334 of our common shares outstanding under our Stock Option Plans with a weighted average exercise price of C$2.28 per share (approximately US$1.58 per share, based on the daily average exchange rate of C$1.00 = US$0.6934 on February 27, 2025, as reported by the Bank of Canada).

Changes to Our Share Capital

A description of changes to our share capital, is set forth in the accompanying base prospectus. See the section titled "Description of Share Capital" beginning on page 12 of the accompanying base prospectus. Such information is supplemented as set forth below:

Subsequent to Nine Months Ended December 31, 2024

On January 17, 2025, we issued 150,000 shares in connection with the exercise of stock options.

Nine Months Ended September 30, 2024

On August 19, 2024, we completed a non-brokered private placement in which a total of 2,361,500 units were issued at C$1.30 per unit (approximately US$0.95, based on the daily average exchange rate of C$1.00 = US$0.7325 on August 19, 2024) for gross proceeds of C$3,069,950 (approximately US$2,248,738, based on the daily average exchange rate of C$1.00 = US$0.7325 on August 19, 2024). Each unit consisted of one common share and one-half of one common share purchase warrant with each whole warrant exercisable at C$3.00 (approximately US$2.08, based on the daily average exchange rate of C$1.00 = US$0.6934 on February 27, 2025) for a period of two years.

During the nine months ended December 31, 2024, we issued 1,027,465 common shares in connection with the exercise of 1,325,000 options. Of the 1,325,000 options exercised, 1,025,000 were exercised using a "cashless" exercise method whereby 297,535 fewer shares were issued than exercised.

During the nine months ended December 31, 2024, we also purchased, and subsequently cancelled, 102,900 of our common shares at a cost of C$142,866 (approximately US$103,792, based on average exchange rate of C$1.00 = US$0.7265 for the nine month period ended December 31, 2024).

Fiscal Year Ended March 31, 2024

During the fiscal year ended March 31, 2024, we issued 1,527,696 common shares in connection with the exercise of 2,000,000 options. Of the 2,000,000 options exercised, 1,900,000 were exercised using a "cashless" exercise method whereby 472,304 fewer shares were issued than exercised.

During the fiscal year ended March 31, 2024, we also repurchased, and subsequently cancelled, 245,100 of our common shares at a cost of C$408,853 (approximately US$303,205, based on average exchange rate of C$1.00 = US$0.7416 for the fiscal year ended March 31, 2024).

All references to the exchange rates above are in reference to such rates as reported by the Bank of Canada on the specified dates.

Our Articles of Association

A description of our Articles of Association is set forth in the accompanying base prospectus. See the section titled "Description of Share Capital-Our Articles of Association" beginning on page 13 of the accompanying base prospectus.

PLAN OF DISTRIBUTION

We entered into the Sales Agreement with Rodman & Renshaw LLC as the Sales Agent under which we may issue and sell from time to time up to US$30,000,000 of our common shares through or to the Sales Agent as sales agent or principal. This following summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. The Sales Agreement will be furnished as an exhibit to a Report of Foreign Private Issuer on Form 6-K and incorporated into the registration statement of which this prospectus supplement forms a part. Sales of common shares, if any, will be made at market prices by methods deemed to be an "at the market offering" as defined in Rule 415(a) promulgated under the Securities Act.

Upon delivery of a placement notice, the Sales Agent may offer the common shares subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and the Sales Agent. We will designate the maximum amount of common shares to be sold through the Sales Agent on a daily basis or otherwise determine such maximum amount together with the Sales Agent. Subject to the terms and conditions of the Sales Agreement, the Sales Agent will use its commercially reasonable efforts to sell on our behalf all of the common shares requested to be sold by us. We may instruct the Sales Agent not to sell common shares if the sales cannot be effected at or above the price designated by us in any such instruction. We or the Sales Agent may suspend the offering of the common shares being made through the Sales Agent under the Sales Agreement upon proper notice to the other party and subject to other conditions.

We will pay the Sales Agent a commission, in cash, for its services in acting as agent in the sale of our common shares. The aggregate compensation payable to the Sales Agent shall be equal to up to 3.0% of the gross sales price per share of all shares sold through the Sales Agent under the Sales Agreement. We also have agreed to reimburse the Sales Agent up to a maximum of US$50,000 for reasonable fees and expenses of its legal counsel, and up to US$5,000 per applicable due diligence update session for ongoing diligence expenses. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. The total expenses of the offering payable by us, excluding commissions payable to the Sales Agent under the Sales Agreement, is approximately US$120,000.

Settlement for sales of common shares will occur on the first trading day following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Sales Agent is not required to sell any specific amount of securities, but will act as our sales agent using its commercially reasonable efforts, consistent with its sales and trading practices under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sales of the common shares on our behalf, the Sales Agent will be deemed to be an "underwriter" within the meaning of the Securities Act, and the compensation to them will be deemed to be underwriting commissions or discounts. We have also agreed in the Sales Agreement to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

The offering of our common shares pursuant to the Sales Agreement will terminate automatically upon the sale of all common shares subject to the Sales Agreement and this prospectus supplement or as otherwise permitted therein. We and the Sales Agent may each terminate the Sales Agreement at any time upon five business days' prior written notice.

The Sales Agent and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our common shares while the offering is ongoing under this prospectus.

A prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by the Sales Agent, and the Sales Agent may distribute the prospectus supplement and the accompanying base prospectus electronically.

The transfer agent and registrar for our common shares is TSX Trust Company.

Our common shares are listed in the United States on the Nasdaq Capital Market under the symbol "ZTEK."

Our common shares are also listed in Canada on the TSX Venture Exchange under the symbol "ZEN."

MATERIAL UNITED STATES AND CANADIAN INCOME TAX CONSIDERATIONS

Canadian Income Tax Considerations

The following summary describes, as of the date hereof, the material Canadian federal income tax considerations generally applicable to a purchaser who acquires, as a beneficial owner, common shares pursuant to this prospectus supplement and who, at all relevant times, for the purposes of the application of the Income Tax Act (Canada) and the Income Tax Regulations (which we collectively refer to as the Canadian Tax Act), (i) is not, and is not deemed to be, resident in Canada for purposes of the Canadian Tax Act and any applicable income tax treaty or convention; (ii) deals at arm's length with us; (iii) is not affiliated with us; (iv) does not use or hold, and is not deemed to use or hold, common shares in a business or part of a business carried on in Canada; (v) is not an "insurer" as that term is defined in the Canadian Tax Act; (vi) has not entered into, with respect to the common shares, a "derivative forward agreement," as that term is defined in the Canadian Tax Act; and (vii) holds the common shares as capital property (which we refer to as a Non-Canadian Holder). This summary does not apply to a Non-Canadian Holder that is an insurer carrying on an insurance business in Canada and elsewhere or an "authorized foreign bank", as that term is defined in the Canadian Tax Act. Such Non-Canadian Holders should consult their tax advisors for advice having regards to their particular circumstances.

This summary is based on the current provisions of the Canadian Tax Act, and an understanding of the current administrative policies of the Canada Revenue Agency published in writing prior to the date hereof. It takes into account all specific proposals to amend the Canadian Tax Act and the Canada-United States Tax Convention (1980), as amended, or the Canada-U.S. Tax Treaty, publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (which we refer to as the Proposed Amendments) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, regulatory, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular shareholder, and no representations with respect to the income tax consequences to any particular shareholder are made. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, you should consult your own tax advisor with respect to your particular circumstances.

Generally, for purposes of the Canadian Tax Act, all amounts relating to the acquisition, holding or disposition of the common shares must be converted into Canadian dollars based on the exchange rates as determined in accordance with the Canadian Tax Act. The amount of any dividends, capital gains or capital losses realized by a Non-Canadian Holder may be affected by fluctuations in the Canadian exchange rate.

Dividends

Dividends paid or credited on the common shares or deemed to be paid or credited on the common shares to a Non-Canadian Holder will be subject to Canadian withholding tax at the rate of 25%, subject to any reduction in the rate of withholding to which the Non-Canadian Holder is entitled under any applicable income tax treaty or convention between Canada and the country in which the Non-Canadian Holder is resident. For example, under the Canada-U.S. Tax Treaty, where dividends on the common shares are considered to be paid to or derived by a Non-Canadian Holder that is a beneficial owner of the dividends and is a U.S. resident for the purposes of, and is entitled to benefits of, the Canada-U.S. Tax Treaty, the applicable rate of Canadian withholding tax is generally reduced to 15% (or 5% in the case of a U.S. Holder that is a corporation beneficially owning at least 10% of all of the issued voting shares). We will be required to withhold the applicable withholding tax from any dividend and remit it to the Canadian government for the Non-Canadian Holder's account. Non-Canadian Holders are urged to consult their own tax advisors to determine their entitlement to relief under an applicable income tax treaty.

Dispositions

A Non-Canadian Holder will not be subject to tax under the Canadian Tax Act on any capital gain realized on a disposition or deemed disposition of a common share, nor will capital losses arising therefrom be recognized under the Canadian Tax Act, unless (i) the common shares are "taxable Canadian property" to the Non-Canadian Holder for purposes of the Canadian Tax Act at the time of disposition; and (ii) the Non-Canadian Holder is not entitled to relief under an applicable income tax treaty or convention between Canada and the country in which the Non-Canadian Holder is resident.

Generally, the common shares will not constitute "taxable Canadian property" to a Non-Canadian Holder at a particular time provided that the common shares are listed at that time on a "designated stock exchange" (as defined in the Canadian Tax Act), which includes Nasdaq unless at any particular time during the 60-month period that ends at that time:

  at least 25% of the issued shares of any class or series of our capital stock was owned by or belonged to any combination of (a) the Non-Canadian Holder, (b) persons with whom the Non-Canadian Holder does not deal at arm's length, and (c) partnerships in which the Non-Canadian Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, and more than 50% of the fair market value of the common shares was derived, directly or indirectly, from one or any combination of: (i) real or immoveable property situated in Canada, (ii) "Canadian resource properties" (as that term is defined in the Canadian Tax Act), (iii) "timber resource properties" (as that term is defined in the Canadian Tax Act) and (iv) options in respect of, or interests in, or for civil law rights in, property in any of the foregoing whether or not the property exists.

Notwithstanding the foregoing, in certain circumstances, common shares could be deemed to be "taxable Canadian property."

A Non-Canadian Holder's capital gain (or capital loss) of a disposition or deemed disposition of common shares that constitute or are deemed to constitute taxable Canadian property (and are not "treaty-protected property" as defined in the Canadian Tax Act) generally will be computed and taxed as though the Canadian Holder were a Resident Holder. Such Non-Canadian Holder may be required to report the disposition or deemed disposition of common shares by filing a tax return in accordance with the Canadian Tax Act. Non-Canadian Holders whose common shares may be taxable Canadian property should consult their own tax advisors regarding the tax and compliance considerations that may be relevant to them.

U.S. Federal Income Taxation Considerations

The following discussion describes the material U.S. federal income tax consequences relating to the ownership and disposition of common shares by U.S. Holders (as defined below). This discussion applies to U.S. Holders that purchase our common shares pursuant to this prospectus supplement and hold such common shares as capital assets. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law such as certain financial institutions, insurance companies, currency or securities dealers and traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, persons who hold our common shares as part of a "straddle", "hedge", "conversion transaction", "synthetic security" or integrated investment, persons that have a "functional currency" other than the U.S. dollar, persons that own directly, indirectly or through attribution 10% or more of the voting power of our shares, corporations that accumulate earnings to avoid U.S. federal income tax, persons subject to special tax accounting rules under Section 451(b) of the Code, partnerships and other pass-through entities, and investors in such pass-through entities. This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift or alternative minimum tax consequences.

As used in this discussion, the term "U.S. Holder" means a beneficial owner of our common shares that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common shares, the U.S. federal income tax consequences relating to an investment in our common shares will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership and disposition of our common shares. Persons considering an investment in our common shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of our common shares, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Passive Foreign Investment Company Consequences

In general, a corporation organized outside the United States will be treated as a passive foreign investment company, or PFIC, for any taxable year in which either (i) at least 75% of its gross income is "passive income" or (ii) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Although we do not believe that we were a PFIC for the year ending March 31, 2024, our determination is based on an interpretation of complex provisions of the law, which are not addressed in a significant number of administrative pronouncements or rulings by the Internal Revenue Service, or IRS. Accordingly, there can be no assurance that our conclusions regarding our status as a PFIC for the 2024 taxable year will not be challenged by the IRS and, if challenged, upheld in appropriate proceedings. In addition, because PFIC status is determined on an annual basis and generally cannot be determined until the end of the taxable year, there can be no assurance that we will not be a PFIC for the current taxable year. Because we may continue to hold a substantial amount of cash and cash equivalents, and because the calculation of the value of our assets may be based in part on the value of our common shares, which may fluctuate considerably, we may be a PFIC in future taxable years. Even if we determine that we are not a PFIC for a taxable year, there can be no assurance that the IRS will agree with our conclusion and that the IRS would not successfully challenge our position. Our status as a PFIC is a fact-intensive determination made on an annual basis.

If we are a PFIC in any taxable year during which a U.S. Holder owns our common shares, the U.S. Holder could be liable for additional taxes and interest charges under the "PFIC excess distribution regime" upon (i) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder's holding period for our common shares, and (ii) any gain recognized on a sale, exchange or other disposition, including a pledge, of our common shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder's holding period for our common shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any year during which a U.S. Holder holds our common shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds our common shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a "deemed sale" election with respect to our common shares. If the election is made, the U.S. Holder will be deemed to sell our common shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder's common shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds our common shares and one of our non-U.S. corporate subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to our non-U.S. subsidiaries.

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on our common shares if such U.S. Holder makes a valid "mark-to-market" election for our common shares. A mark-to-market election is available to a U.S. Holder only for "marketable stock".

Our common shares will be marketable stock so long as they remain listed on Nasdaq and are regularly traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. If a mark-to-market election is in effect, a U.S. Holder generally would take into account, as ordinary income each year, the excess of the fair market value of our common shares held at the end of such taxable year over the adjusted tax basis of such common shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such our common shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder's tax basis in our common shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other disposition of our common shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss.

A mark-to-market election will not apply to our common shares for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any non-U.S. subsidiaries that we may organize or acquire in the future. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs that we may organize or acquire in the future notwithstanding the U.S. Holder's mark-to-market election for our common shares.

The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Holder were able to make a valid qualified electing fund, or QEF, election. At this time, we do not expect to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election. Consequently, prospective investors should assume that a QEF election will not be available.

Each U.S. person that is an investor of a PFIC is generally required to file an annual information return on IRS Form 8621 containing such information as the U.S. Treasury Department may require. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of our common shares, the consequences to them of an investment in a PFIC, any elections available with respect to our common shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition of the common shares of a PFIC.

Distributions

Subject to the discussion above under "-Passive Foreign Investment Company Consequences", a U.S. Holder that receives a distribution with respect to our common shares generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder's pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder's pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder's common shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder's common shares, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends. Distributions on our common shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the "dividends received" deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations.

A U.S. Holder receiving a distribution from which the 25% Canadian withholding tax (as described above in "Canadian Income Tax Considerations - Dividends") has been deducted may be entitled to a foreign tax credit in determining the U.S. Holder's federal income tax liability for the year in which the distribution is received. The availability of a full or partial foreign tax credit in respect of such Canadian withholding tax is determined under rules of considerable complexity, and the foreign tax credit may not be available in all cases. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the availability of the foreign tax credit with respect to distributions received from which Canadian tax has been withheld at source.

Dividends paid by a "qualified foreign corporation" are eligible for taxation for certain non-corporate U.S. Holders at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain requirements are met. However, if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year (see discussion above under "-Passive Foreign Investment Company Consequences"), we will not be treated as a qualified foreign corporation, and therefore the reduced capital gains tax rate described above will not apply. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends with regard to its particular circumstances.

A non-United States corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information provision, or (b) with respect to any dividend it pays on our common shares that are readily tradable on an established securities market in the United States. We believe that we qualify as a resident of Canada for purposes of, and are eligible for the benefits of, the U.S.-Canada Treaty, although there can be no assurance in this regard. Further, the IRS has determined that the U.S.-Canada Treaty is satisfactory for purposes of the qualified dividend rules and that it includes an exchange of information provision. Therefore, subject to the discussion above under "-Passive Foreign Investment Company Consequences", if the U.S.-Canada Treaty is applicable, such dividends will generally be "qualified dividend income" in the hands of individual U.S. Holders, provided that certain conditions are met, including holding period and the absence of certain risk reduction transactions.

Sale, Exchange or Other Disposition of our Common Shares

Subject to the discussion above under "-Passive Foreign Investment Company Consequences", a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of our common shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition and such U.S. Holder's adjusted tax basis in our common shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for noncorporate U.S. Holders or long-term capital loss if, on the date of sale, exchange or other disposition, our common shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of our common shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Medicare Tax

Certain U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of our common shares. If you are a United States person that is an individual, estate or trust, you are encouraged to consult your tax advisors regarding the applicability of this Medicare tax to your income and gains in respect of your investment in our common shares.

Information Reporting

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in our common shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under "Passive Foreign Investment Company Consequences", each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than US$100,000 for our common shares may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

U.S. Holders should consult their own tax advisors regarding the information reporting rules.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN COMMON SHARES IN LIGHT OF THE INVESTOR'S OWN CIRCUMSTANCES.

LEGAL MATTERS

The validity of the common shares being offered hereby and certain other matters relating to Canadian law will be passed upon for us by Irwin Lowy LLP. Certain other legal matters relating to United States law will be passed upon for us by Nauth LPC. Haynes and Boone, LLP, New York, New York is acting as counsel to the Sales Agent in connection with this offering.

EXPERTS

Our consolidated financial statements as of March 31, 2024 and 2023 and for each of the years then ended incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO Canada LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.  The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

We are a corporation incorporated under and governed by the Business Corporations Act (Ontario). Most of our directors and officers, and some of the experts named in this prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and our assets, are located outside the United States. It may be difficult for investors who reside in the United States to effect service of process upon these persons in the United States, or to enforce a United States court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against us or any of these persons. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a "shelf" registration statement on Form F-3, including relevant exhibits and schedules, under the Securities Act with respect to the common shares being offered pursuant to this prospectus supplement.

This prospectus supplement and the accompanying base prospectus, which constitute part of that registration statement, do not contain all of the information set forth in the registration statement. The registration statement includes and incorporates by reference additional information and exhibits. Statements made in this prospectus supplement concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of all of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. You should read the registration statement on Form F-3 and its exhibits and schedules for further information with respect to us and the common shares. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file or furnish electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act as applicable to foreign private issuers, and we file annual reports on Form 40-F or Form 20-F, as applicable, reports on Form 6-K, and other information with the SEC. These periodic reports and other information are available for inspection and copying at the SEC's public reference facilities and the website of the SEC referred to above. As a "foreign private issuer," we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. In addition, as a "foreign private issuer," our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

Our website address is https://www.zentek.com. We do not incorporate the information on or accessible through our website into this prospectus supplement or the accompanying base prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus supplement or the accompanying base prospectus. Our website address is included in this prospectus supplement as an inactive textual reference only.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file or furnish with them into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed or furnished separately with the SEC instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is an important part of this prospectus and you should read that information carefully. The information incorporated by reference into this prospectus supplement is deemed to be part of this prospectus. Certain information in this prospectus supplement supersedes information incorporated by reference that we filed or furnished with the SEC prior to the date of this prospectus supplement. Certain information that we file or furnish later with the SEC will automatically update and supersede the information in this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus supplement, the following documents that we have filed or furnished with the SEC:

  our Annual Report on Form 40-F for the fiscal year ended March 31, 2024, as amended, which includes (i) our Annual Information Form for the fiscal year ended March 31, 2024, (ii) our audited consolidated financial statements as at, and for the years ended, March 31, 2024 and 2023, (iii) our Management's Discussion and Analysis for the year ended March 31, 2024;
  our Report of Foreign Private Issuer on Form 6-K furnished with the SEC on February 13, 2025, which includes (i) our unaudited condensed interim consolidated financial statements as of, and for the three and nine months ended, December 31, 2024 and 2023, and (ii) our Management's Discussion and Analysis for the three and nine months ended December 31, 2024;

  our Report of Foreign Private Issuer on Form 6-K, as amended, furnished with the SEC on February 28, 2025, which includes (i) our unaudited condensed interim consolidated financial statements as of, and for the three and six months ended, September 30, 2024 and 2023, and (ii) our Management's Discussion and Analysis for the three and six months ended September 30, 2024;

  our Report of Foreign Private Issuer on Form 6-K, as amended, furnished with the SEC on February 28, 2025, which includes (i) our unaudited condensed interim consolidated financial statements as of, and for the three ended June 30, 2024 and 2023, and (ii) our Management's Discussion and Analysis for the three months ended June 30, 2024;

  Exhibit 99.1 to our Report of Foreign Private Issuer on Form 6-K furnished to the SEC on August 26, 2024; and
  The description of our common shares in our registration statement on Form 40-F filed with the SEC on February 25, 2022, including all amendments or reports filed for purpose of updating such description.

In addition, all annual reports on Form 40-F, Form 20-F or Form 10-K that we file with the SEC pursuant to the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering, shall be deemed to be incorporated by reference into this prospectus supplement. Also, we may incorporate by reference future reports on Form 6-K that we furnish subsequent to the date of this prospectus supplement by stating in those Form 6-Ks that they are being incorporated by reference into this prospectus supplement.

Any statement contained in this prospectus supplement or a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed or furnished document which also is or is deemed to be incorporated by reference herein modifies or supersedes that prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be considered in its unmodified or superseded form to constitute a part of this prospectus supplement, except as so modified or superseded.

We will provide, free of charge, upon written or oral request, to each person to whom this prospectus is delivered, including any beneficial owner, a copy of any or all of the information that has been incorporated by reference into this prospectus, but which has not been delivered with the prospectus. Copies of these documents are also available electronically at www.sec.gov.

Written or oral requests for such information should be made to:

Zentek Ltd.
Attn: Wendy Ford
24 Corporate Ct

Guelph, Ontario N1G 5G5

(844) 730-9822
E-mail: info@zentek.com

Prospectus

ZENTEK LTD.

US$50,000,000

Common Shares
Warrants
Units

We may from time to time sell our common shares, warrants and units described in this prospectus in one or more offerings. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed US$50,000,000. We refer to the common shares, warrants and units collectively as "securities" in this prospectus.

This prospectus provides a general description of these securities, which we may offer and sell in amounts, at prices and on terms to be determined at the time of sale and set forth in a supplement to this prospectus. Each time we sell the securities described in this prospectus, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We may offer the securities from time through public or private transactions, and in the case of our common shares, on or off the Nasdaq Capital Market, at prevailing market prices or at privately negotiated prices. These securities may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities registered hereunder and any applicable fees, commissions, discounts and over-allotment options will be described in the applicable prospectus supplement.

You should carefully read this prospectus, the applicable prospectus supplement and the documents incorporated or deemed incorporated by reference in this prospectus, before you invest in any of our securities.

Our common shares are listed on the Nasdaq Capital Market under the symbol "ZTEK." On April 22, 2024, the last reported sale price of our common shares on the Nasdaq Capital Market was US$1.08 per share.

Our principal executive office is located at 24 Corporate Ct, Guelph, Ontario, Canada N1G 5G5, and our telephone number is (844) 730-9822.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading "Risk Factors" contained in this prospectus beginning on page 7, the applicable prospectus supplement, and under similar headings in the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 30, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, using this prospectus, together with a prospectus supplement, we may sell from time to time any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of US$50,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. The prospectus supplement may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.

You should carefully read this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the section titled "Information Incorporated by Reference," before buying any of the securities in this offering.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the section titled "Where You Can Find More Information."

This prospectus and the documents incorporated by reference herein contain references to trademarks, trade names and service marks. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus and the documents incorporated by reference herein may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to such trademarks and trade names. We do not intend our use or display of other entities' trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entities.

Unless the context indicates otherwise, as used in this prospectus, the terms "us," "our," "Zentek," "we," the "Company" and similar designations refer to Zentek Ltd. and, where appropriate, its consolidated subsidiaries.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described under the heading "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus, and described under the section titled "Risk Factors" contained in our most recent Annual Information Form attached as an Exhibit to our most recent Annual Report on Form 40-F filed with the SEC, as well as any amendments thereto reflected in our subsequent filings with the SEC which are incorporated by reference into this prospectus, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering.

The risks described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially adversely affected. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled "Special Note Regarding Forward-Looking Statements."

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated into this prospectus contain "forward-looking statements" and "forward-looking information" within the meaning of applicable securities laws (forward-looking information and forward-looking statements being collectively hereinafter referred to as "forward-looking statements"). Such forward-looking statements are based on expectations, estimates and projections as at the date of this prospectus or the dates of the documents incorporated by reference herein, as applicable. Any statements that involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance are not statements of historical fact and may be forward-looking statements. The words "anticipate," "believe," "budget," "can," "contemplate," "continue," "could," "estimate," "expect," "forecast," "future," "intend," "may," "might," "plan," "possible," "potential," "predict," "project," "schedule," "should," "target," "will," "would," or the negative or variations of such terms or other similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements include, but are not limited to, statements and information concerning:

  our intentions, plans, goals, strategies, future growth and future actions;
  our market position, ability to compete and future financial or operating performance;
  anticipated developments in operations;

  the timing and amount of funding required to execute our development and business plans;

  requirements for additional capital;

  our projected intellectual property, exploration and development expenditures;
  the effect on our business of any changes to existing legislation or policy;
  the length of time required to obtain permits, certifications and approvals;

  the markets for our products and our ability to supply those markets;

  demand and market outlook;

  environmental risks;
  the availability of labor;
  estimated budgets;
  the timing and outcome of litigation;

  the timing and outcome of regulatory and permitting matters;

  limitations of insurance coverage; and

  the adequacy of our financial resources.

Forward-looking statements are based on current expectations and beliefs of our management, as well as on assumptions, which our management believes to be reasonable based on information available at the time such statements were made. However, by their nature, forward-looking statements are inherently uncertain and involve known and unknown risks, uncertainties and other factors (some of which are beyond our control) that may cause the actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, without limitation, those risks and uncertainties outlined under the heading "Risk Factors" and elsewhere in this prospectus, the applicable prospectus supplement, and the documents incorporated by reference into this prospectus.

The lists of risk factors set forth in the aforementioned documents are not exhaustive. It is not possible to predict or identify all risks, and there may be additional risks that we consider immaterial or which are unknown.

We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

For all of these reasons, you should not place undue reliance on forward-looking statements.

All forward-looking statements included in or incorporated by reference into this prospectus are qualified by the foregoing cautionary statements.

PRESENTATION OF FINANCIAL INFORMATION

We present our financial statements in Canadian dollars. Our financial year (which we also refer to as our fiscal year) ends on March 31 of each year.

Our annual consolidated financial statements are prepared in accordance with International Financial Reporting Standards , or IFRS, as issued by the International Accounting Standards Board, or IASB, and our condensed interim  consolidated financial statements are prepared in accordance with IFRS as issued by the IASB applicable to the preparation of interim financial statements, including International Accounting Standard 34 —Interim Financial Reporting. As a result, certain financial information included in or incorporated by reference in this prospectus may not be comparable to financial information prepared by companies in the United States reporting under generally accepted accounting principles in the United States. Certain calculations included in tables and other figures in this prospectus or the documents incorporated by reference herein have been rounded for clarity of presentation.

CURRENCY AND EXCHANGE RATE INFORMATION

This prospectus contains references to United States dollars and Canadian dollars. All references to "US$" in this prospectus are to United States dollars and all references to "C$" are to Canadian dollars.

The following table sets forth, for each of the periods indicated, the high, low and average exchange rates, and the exchange rate at the end of the period, for US$1.00 into the Canadian dollar equivalent, based on the indicative exchange rate as reported by the Bank of Canada:

	Nine months ended December 31,		Year ended March 31,
	2023	2022	2023	2022
High	C$1.3875	C$1.3856	C$1.3856	C$1.2942
Low	C$1.3128	C$1.2451	C$1.2451	C$1.2040
Average	C$1.3487	C$1.3130	C$1.3230	C$1.2536
Rate at end of period	C$1.3226	C$1.3544	C$1.3533	C$1.2496

On April 22, 2024, the exchange rate for United States dollars expressed in terms of the Canadian dollar, as reported by the Bank of Canada, was US$1.00 = C$1.3715.

THE COMPANY

We are an emerging high-tech nano-graphite and graphene materials company. Our current focus is to bring to market innovative products including surgical masks and heating, ventilation, and air conditioning, or HVAC, filters with our ZenGUARDTM coating, and continue to develop potential pharmaceutical products based on our patent-pending graphene-based compound.

We were incorporated under the Business Corporations Act (Ontario), or the OCBA, as a numbered company in July 2008, and have undergone several name changes, the most recent of which was the changing of our name from "ZEN Graphene Solutions Ltd." to "Zentek Ltd." on October 28, 2021.

We originally commenced operations as a junior mineral exploration company focused primarily on mineral deposits in Northern Ontario, Canada. In May 2018, we began to focus our resources on the research and development of graphene and related applications, and we opened a research facility in Guelph, Ontario, Canada, in February 2020, to support our university and industrial partners' ongoing research and to scale-up production of graphene products. Subsequently, the COVID-19 pandemic halted research at our collaborators' laboratories, and we pivoted towards focusing our resources to develop graphene-based solutions for the fight against COVID-19.

In September 2020, we announced the development and successful testing of a GO/silver compound that showed effectiveness against the COVID-19 virus after application of the coating to N95 mask material. In December 2020, we announced the successful testing of the GO/silver compound that showed effectiveness against both gram-positive and gram-negative aerobic bacteria as well as against fungus/yeast. We filed two provisional patent applications relating to our antimicrobial coating, and in April 2021, announced the brand name ZenGUARD™ for such coating. In December 2022, our patent application directed to the ZenGUARD™ technology for use on personal protective equipment, and HVAC filters, was granted with a term expiring in September 2041.

The Company is now an intellectual property development and commercialization company focused primarily on commercializing ZenGUARD™, as well as on the development of certain aptamer technologies and other nanomaterials-based technologies.

Our ZenGUARDTM production facility is located in Guelph, Ontario, Canada.

Our common shares are listed in the United States on the Nasdaq Capital Market under the symbol "ZTEK," and in Canada on the TSX Venture Exchange under the symbol "ZEN."

Additional information regarding us and our business are set in our most recent Annual Information Form attached as an Exhibit to our most recent Annual Report on Form 40-F filed with the SEC and our most recent Management's Discussion and Analysis attached as an Exhibit to our Report of Foreign Private Issuer on Form 6-K furnished with the SEC, and in each case incorporated by reference into this prospectus.

Our website address is https://www.zentek.com. We do not incorporate the information on or accessible through our website into this prospectus or any prospectus supplement, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any prospectus supplement. Our website address is included in this prospectus as an inactive textual reference only.

USE OF PROCEEDS

Unless we specify otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities under this prospectus for working capital and other general corporate purposes, including funding ongoing operation and/or capital requirements, reducing the level of indebtedness outstanding from time to time, discretionary capital programs and potential future acquisitions. However, we currently have no present agreements or commitments for any such acquisitions.

We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, our management will retain broad discretion over the allocation of net proceeds.

We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a Report of Foreign Private Issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DILUTION

To the extent required, information regarding the amount and percentage of immediate dilution resulting from any offering of securities made pursuant to this prospectus will be provided by a prospectus supplement.

DESCRIPTION OF SHARE CAPITAL

Common Shares

We are authorized to issue an unlimited number of common shares, without par value, of which, a total of 99,533,982 shares were issued and outstanding as at March 31, 2023, a total of 100,759,577 shares were issued and outstanding as at April 23, 2024.

Each common share entitles the holder thereof to receive notice of any meetings of the shareholders of the Company, to attend, and to cast one vote per common share at all such meetings. Holders of common shares do not have cumulative voting rights with respect to the election of directors. Accordingly, holders of a majority of the common shares entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common shares are entitled to receive, on a pro rata basis, such dividends if any, as and when declared by our board of directors at its discretion from funds legally available therefor and, upon our liquidation, dissolution, or winding up, are entitled to receive, on a pro rata basis, our net assets. Our common shares do not carry any pre-emptive, subscription, redemption, retraction, or conversion rights, nor do they contain any sinking or purchase fund provisions.

Share Purchase Warrants

We had no share purchase warrants outstanding as at March 31, 2023, December 31, 2023, and April 23, 2024.

Options

As at December 31, 2023, there were options to purchase an aggregate of 7,398,334 of our common shares outstanding with a weighted average exercise price of C$2.45, and a weighted average remaining contractual life of 2.13 years. Of the foregoing options, options to purchase an aggregate of 6,491,667 shares, with a weighted average exercise price of C$2.44,  were exercisable as at December 31, 2023.

Changes to Our Share Capital

Subsequent to Nine Months Ended December 31, 2023

Subsequent to December 31, 2023 and as of April 22, 2024, we repurchased, and subsequently cancelled 99,600 of our common shares at a cost of C$153,129.

Nine Months Ended December 31, 2023

During the nine months ended December 31, 2023, we issued 1,527,696 common shares in connection with the exercise of 2,000,000 options. During the same period, we also repurchased, and subsequently cancelled, 205,100  of our common shares at a cost of C$346,353.

Fiscal Year Ended March 31, 2023

During the year ended March 31, 2023, we issued 285,924 common shares in connection with the exercise of 348,333 options.

Fiscal Year Ended March 31, 2022

During the fiscal year ended March 31, 2022, we completed the following share capital transactions:

On April 8, 2021, we completed a private placement in which a total of 1,735,199 units were issued at C$2.50 per unit for gross proceeds of C$4,337,998. Each unit consisted of one common share and one-half of one common share purchase warrant with each whole warrant exercisable at C$3.00 for a period of two years. Unit issue costs associated with this private placement totaled C$102,343 of which C$38,979 was settled through the issuance of 15,592 shares.

A total of 673,333 common shares were issued upon exercise of 673,333 share options at exercise prices ranging from C$0.40 to C$0.72 per option for total proceeds of C$406,967.

A total of 4,256,064 common shares were issued upon exercise of 4,256,064 warrants at exercise prices ranging from C$0.50 to C$3.00 per warrant for total proceeds of C$4,865,994.

On December 9, 2021, we issued 19,157 common shares at an agreed upon price of C$2.61 per common share as partial settlement for a license agreement allowing us to be the global commercializing partner for an aptamer-based, SATS-CoV-2, rapid detection technology.

On January 4, 2022, we completed a bought-deal prospectus for gross proceeds of C$23,005,060 and a concurrent non-brokered private placement for gross proceeds of C$10,009,022. Pursuant to these offerings, we issued a total of 6,348,864 common shares at a price of C$5.20 per common share.

Fiscal Year Ended March 31, 2021

During the year ended March 31, 2021, we completed the following share capital transactions:

On June 26, 2020 and July 6, 2020, in a private placement, a total of 3,416,666 units were issued at C$0.60 per unit for gross proceeds of C$2,050,000. Each unit consisted of one common share and one-half of one common share purchase warrant with each whole warrant exercisable at C$0.80 for a period of two years.

On August 19, 2020, pursuant to a shares for debt agreement, we issued 115,711 common shares to a trade creditor at a variable agreed upon price of between C$0.34 and C$0.59 per common share in settlement of various amounts owing.

A total of 653,333 common shares were issued upon exercise of 653,333 stock options at exercise prices ranging from C$0.40 to C$0.72 per option for total proceeds of C$370,866.

A total of 1,608,348 common shares were issued upon exercise of 1,608,348 warrants at exercise prices ranging from C$0.50 to C$0.80 per warrant for total proceeds of C$995,493.

Our Articles of Association

We were incorporated under the OBCA as a numbered company on July 29, 2008 as 1774119 Ontario Limited.

Pursuant to Articles of Amendment dated November 24, 2009, we changed our name from "1774119 Ontario Limited" to "Zenyatta Ventures Ltd."

Pursuant to Articles of Amendment dated January 1, 2019, we changed our name from "Zenyatta Ventures Ltd." to "ZEN Graphene Solutions Ltd." Pursuant to a Certificate of Amendment dated October 28, 2021, we changed our name from  "Zen Graphene Solutions Ltd" to our current name,  "Zentek Ltd."

The following is a summary of certain key provisions of our constating documents and certain related sections of the OBCA. This is only a summary and is not intended to be exhaustive. For further information please refer to the full version of our constating documents attached as exhibits to the registration statement of which this prospectus is a part.

Register, Entry Number and Purposes

Our original Articles of Incorporation became effective on July 29, 2008, with the latest amendment thereto having become effective on October 28, 2021. Our corporation number in Ontario is 1774119. Our Articles of Incorporation, as amended to date, or collectively, our Articles, do not contain a statement of our objects and purposes. Our Articles provide in Section 5 thereof, that there shall be no restrictions on the business we may carry on or on the powers we may exercise.

Board of Directors

Pursuant to our By-Law No. 1, or our Bylaws, and the OBCA, a director or officer who is a party to, or who is a director or officer of, or has a material interest in, any person who is a party to, a material contract or proposed material contract with the Company, shall disclose the nature and extent of his interest at the time and in the manner provided by the OBCA. Any such contract or proposed contract shall be referred to our board of directors or shareholders for approval even if such contract is one that in the ordinary course of the Company's business would not require approval by our board of directors or shareholders, and a director interested in a contract so referred to our board of directors shall not vote on any resolution to approve the same except as provided by the OBCA.

Our directors shall be paid such remuneration for their services as directors as may from time to time be fixed by our board of directors. Directors are not precluded from serving the Company in any other capacity and receiving remuneration therefor, subject to certain director independence requirements in accordance with applicable laws. Any remuneration so payable to a director who is also an officer or employee of the Company or who is counsel or solicitor to the Company or otherwise serves the Company in a professional capacity, shall be in addition to his or her salary as such officer or to his or her professional fees, as the case may be. The directors shall also be paid such sums in respect of their out-of-pocket expenses incurred in attending board, committee or shareholders' meetings or otherwise in respect of the performance by them of their duties as our board of directors may from time to time determine.

Neither our Articles nor Bylaws require an independent quorum for voting on director compensation. A director is not required to hold shares of the Company. There is no age limit requirement respecting the retirement or non-retirement of directors.

The directors may sign the name and on behalf of the Company, or appoint any officer or officers or any other person or persons on behalf of the Company either to sign on behalf of the Company, all instruments in writing and any instruments in writing so signed shall be binding upon the Company without further authorization or formality. Nothing in our Bylaws limits or restricts the borrowing of money by the Company on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Company.

Rights, Preferences and Restrictions Attaching to Each Class of Shares

We currently have one class of shares, being our common shares, without par value. Each common share entitles the holder thereof to receive notice of any meetings of the shareholders of the Company, to attend, and to cast one vote per common share at all such meetings. Holders of common shares do not have cumulative voting rights with respect to the election of directors. Accordingly, holders of a majority of the common shares entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common shares are entitled to receive, on a pro rata basis, such dividends if any, as and when declared by our board of directors at its discretion from funds legally available therefor and, upon our liquidation, dissolution, or winding up, are entitled to receive, on a pro rata basis, our net assets. Our common shares do not carry any pre-emptive, subscription, redemption, retraction, or conversion rights, nor do they contain any sinking or purchase fund provisions.

Annual and Special Shareholders' Meetings

The OBCA provides that the directors of a corporation shall call an annual meeting of shareholders not later than 15 months after holding the last preceding annual meeting. The OBCA also provides that, in the case of an offering corporation, the directors shall place before each annual meeting of shareholders, the financial statements required to be filed under the Securities Act (Ontario) and the regulation thereunder relating to the period that began immediately after the end of the last completed financial year and ended not more than six months before the annual meeting and the immediately preceding financial year, if any.

Pursuant to our Bylaws, our annual meeting of the shareholders may be at any place in or outside Ontario, Canada as our directors determine or, in the absence of such determination, at the place where our registered office is located, at such time and on such day in each year as our board of directors, the chairman of our board of directors, if any, or any officer who is also a director, may from time to time determine, for the purpose of hearing and receiving the reports and financial statements required by the OBCA to be read at and laid before the shareholders at an annual meeting, electing directors, appointing, if necessary, the auditor, fixing or authorizing the board to fix the auditor's remuneration, and for the transaction of such other business as may properly be brought before the meeting.

Our directors may at any time call a special meeting of our shareholders to be held at such time and at such place in or outside Ontario, Canada as may be determined by the directors.

Notice of the date, time and location of each meeting of shareholders must be given not less than 21 days or more than 50 days before the date of each meeting to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. In addition, as the Company is a reporting issuer under Canadian securities laws, the Company is subject to the proxy solicitation requirements under National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer, which prescribes, among other things, (i) notification of meeting and record dates at least 25 days before the record date, (ii) establishment of a record date no fewer than 30 and no more than 60 days before the meeting date, and (iii) delivery of proxy-related materials at least 21 days before the meeting date, except where the Company uses notice-and-access (in which case, notices and delivery would be subject to such notice-and-access timelines) and/or abridges the prescribed timelines (where available).

Notice of a special meeting of shareholders at which special business is to be transacted shall state or be accompanied by a statement of the nature of that business in sufficient detail to permit the shareholder to form a reasonable judgment thereon, and the text of any special resolution or by-law to be submitted to the meeting. A meeting of shareholders may be held at any time without notice if all shareholders entitled to vote thereat are present in person or represented by proxy or has waived notice and if the auditor, if any, is present or have waived such notice, and at such meeting any business may be transacted which the Company at a special meeting of the shareholders may transact.

The only persons entitled to be present at a meeting of shareholders are those entitled to vote, the directors of the Company and the auditor of the Company. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting. In circumstances where a court orders a meeting of shareholders, the court may direct how the meeting may be held, including who may attend the meeting.

Limitations on Rights to Own Securities

No share may be issued until it is fully paid.

Neither Canadian law nor our Articles or Bylaws limit the right of a non-resident to hold or vote our common shares, other than as provided in the Investment Canada Act, or the ICA.The ICA requires any person that is non-Canadian (as defined in the ICA) who acquires "control" (as defined in the ICA) of an existing Canadian business to file a pre-closing application for review or notification with Innovation, Science and Economic Development Canada.

An acquisition of control is a reviewable transaction where prescribed financial thresholds are exceeded. For example, a direct acquisition of control of a Canadian business (outside of the cultural sector) by a non-Canadian that is controlled by nationals of a specified trade agreement state (the European Union, the United States, Mexico, Australia, Brunei, Chile, Colombia, Honduras, Japan, Malaysia, New Zealand, Panama, Peru, Singapore, South Korea, the United Kingdom or Vietnam), or a sale of a Canadian business when it is controlled by nationals of these nations, is subject to mandatory pre-closing review if the enterprise value of the Canadian business is C$1.931 billion or more. For investments by investors controlled by nationals of a World Trade Organization, or WTO, member state that is not a trade agreement state, the direct acquisition of control of a Canadian business, or the sale of a Canadian business controlled by a WTO investor, is subject to mandatory pre-closing review if the enterprise value of the Canadian business is C$1.287 billion or more. Different review thresholds apply if the investor and seller are not WTO nationals or if the investor is a state-owned enterprise, or if there is an acquisition of a Canadian cultural business. In these situations, much lower thresholds apply and are based on the total worldwide book value assets of the Canadian business, rather than its enterprise value. The ICA generally prohibits the implementation of a reviewable transaction unless, after review, the relevant minister is satisfied that the acquisition is likely to be of a net benefit to Canada.

Where the acquisition of control of a Canadian business by a non-Canadian does not meet the prescribed review thresholds, the investor is required to file a notification no later than 30 days after the completion of the transaction.

A non-Canadian would be deemed to acquire control of the Company for purposes of the ICA if he or she acquired a majority of our common shares. The acquisition of less than a majority, but at least one-third of the shares, would be presumed to be an acquisition of control of the Company, unless it could be established that the Company is not controlled in fact by the acquirer through the ownership of the shares.

Certain transactions involving our common shares would be exempt from the ICA, including:

  an acquisition of the shares if the acquisition were made in the ordinary course of that person's business as a trader or dealer in securities;
  an acquisition of control of the Company in connection with the realization of a security interest granted for a loan or other financial assistance and not for any purpose related to the provisions of the ICA; and
  an acquisition of control of the Company by reason of an amalgamation, merger, consolidation or corporate reorganization, following which the ultimate direct or indirect control in fact of the Company, through the ownership of voting interests, remains unchanged.

Under the national security regime in the ICA, the Canadian federal government may undertake a discretionary review of a broader range of investments by a non-Canadian to determine whether such investments by a non-Canadian could be "injurious to national security." Review on national security grounds is at the discretion of the Canadian federal government and may occur on a pre- or post-closing basis.

Procedures to Change the Rights of Shareholders

In order to change the rights of our shareholders with respect to certain fundamental changes as described in Section 168 of the OBCA, the Company would need to amend our Articles to effect the change. Such an amendment would require the approval of holders of two-thirds of the votes of our common shares, and any other shares carrying the right to vote at any general meeting of our shareholders, cast at a duly called special meeting. The OBCA also provides that a sale, lease or exchange of all or substantially all of the property of a corporation other than in the ordinary course of business of the corporation likewise requires the approval of the shareholders at a duly called special meeting. For such fundamental changes and sale, lease and exchange, a shareholder is entitled under the OBCA to dissent in respect of such a resolution amending the articles and, if the resolution is adopted and the Company implements such changes, demand payment of the fair value of the shareholder's common shares.

Impediments to a Change of Control

The take-over bid regime in Canada is governed by, among other things, National Instrument 62-104 - Take-Over Bids and Issuer Bids, or NI 62-104. Under NI 62-104, a "take-over bid" is defined as an offer to acquire the outstanding voting securities or equity securities of a class made to one or more persons or companies in a jurisdiction of Canada (also referred to as a local jurisdiction) or whose last address on the books of the target company is in the local jurisdiction, where the securities subject to the offer, together with the offeror's securities, constitute 20% or more of the outstanding securities of the class.

Pursuant to NI 62-104, all non-exempt take-over bids are required to abide by certain technical requirements, including:

(1) Initial Deposit Period - The offer must remain open for an initial deposit period of at least 105 days from the date of the bid. A shorter initial deposit period (not less than 35 days from the date of the bid) is available in circumstances where a target company issues a deposit period news release in respect of a proposed or commenced take-over bid. In this circumstance, an outstanding or subsequent competing take-over bid may avail itself of the shorter deposit period specified in the bid referred to in the deposit period news release. A shorter initial deposit period (of at least 35 days from the date of the bid) is also available in the case of an outstanding or subsequent competing bid in circumstances where a target company issues a news release announcing its intention to effect a negotiated alternative transaction.

(2) Minimum Tender Requirement - An offeror may not take up securities under the terms of its take-over bid unless the bid has met a minimum tender requirement consisting of more than 50% of the outstanding securities of the class that are subject to the bid (excluding securities beneficially owned, or over which control or direction is exercised by the offeror or by any person acting jointly or in concert with the offeror) having been deposited under the bid and not withdrawn

(3) Mandatory 10-day extension period - If, at the end of the initial deposit period, an offeror is obligated to take up securities deposited under the terms of a take-over bid, the offeror must extend the period during which securities may be deposited under the period of the bid for a mandatory 10-day extension period and promptly issue a news release announcing that, among other things, the minimum tender requirement has been satisfied, the number of securities deposited and not withdrawn as at the expiry of the initial deposit period and the period during which securities may be deposited under the bid has been extended for the mandatory ten-day extension period.

(4) Equal Treatment - The take-over bid rules require that all holders of the same class of securities be offered identical consideration (or an identical choice of consideration). If a bidder increases the consideration to be paid for the securities during a take-over bid, this consideration must be increased for all shareholders, even if the bidder has already taken up and paid for some shares. The bidder (and anyone acting jointly or in concert with the bidder) is prohibited from entering into any collateral agreements or understanding that will (directly or indirectly) provide a shareholder of the target company with consideration of greater value than that paid or payable to other shareholders of the same class, subject to certain exemptions.

In addition to NI 62-104, there are also further regulations and guidance (including certain disclosure requirements) provided pursuant to National Instrument 62-103 - The Early Warning System and Related Take-Over Bid and Insider Reporting Issues, or NI 62-103, National Policy 62-202 - Take-Over Bids - Defensive Tactics, National Policy 62-203 - Take-Over Bids and Issuer Bids, and applicable exchange rules.

Shareholder Ownership Disclosure Threshold in Bylaws

Neither our Articles nor our Bylaws contain a provision governing the ownership threshold above which shareholder ownership must be disclosed. Pursuant to Canadian securities legislation, an Early Warning Report and an Insider Report must be filed if a shareholder obtains ownership on a partially diluted basis of 10% or greater of our issued and outstanding common shares.

Special Conditions for Changes in Capital

The conditions imposed by our Articles are not more stringent than required under the OBCA.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is TSX Trust Company.

Listing

Our common shares are listed on the Nasdaq Capital Market under the symbol "ZTEK."

Our common shares are also listed in Canada on the TSX Venture Exchange under the symbol "ZEN."

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our common shares. The warrants may be issued independently or together with common shares offered by this prospectus and may be attached to or separate from those common shares.

While the terms we have summarized below will apply generally to any warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below, and you should refer to the applicable prospectus supplement for the specific terms of any warrants that we offer.

We may issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the common shares purchasable upon exercise of, its warrants.

We may issue warrants in such numerous distinct series as we determine.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of warrant agreement, including a form of warrant certificate, which describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

We will set forth in the applicable prospectus supplement the terms of the warrants in respect of which this prospectus is being delivered, including, when applicable, the following:

  the designation of the warrants;
  the aggregate number of the warrants;
  the price or prices at which the warrants will be issued;
  the designation, number, and terms of common shares purchasable upon exercise of the warrants, and procedures that will result in the adjustment of those numbers;
  the date, if any, on and after which the warrants and the related common shares will be separately transferable;
  the price at which each common share purchasable upon exercise of the warrants may be purchased;
  the date on which the right to exercise the warrants will commence and the date on which such right will expire;
  the minimum or maximum amount of the warrants that may be exercised at any one time;

  whether such warrants are to be issued in registered form, "book-entry only" form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

  whether such warrants will be listed on any securities exchange;

  the effect of any merger, consolidation, sale, or other disposition of our business on the warrant agreement and the warrants;
  any other terms of the warrants, including terms, procedures, and limitations relating to the transferability;
  the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;
  certain material income tax consequences of holding or exercising the warrants; and
  any other material terms and conditions of the warrants.

Until any warrants are exercised, holders of the warrants will not have any rights of holders of the underlying common shares, including any rights to receive dividends or to exercise any voting rights.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We may issue units consisting of common shares, warrants or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement and any incorporated documents the terms of the series of units, including the following:

  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
  any unit agreement under which the units will be issued; and
  any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under "Description of Share Capital-Common Shares" and "Description of Warrants" will apply to each unit and to any common shares or warrant included in each unit, respectively.

We may issue units in such amounts and in such numerous distinct series as we determine.

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

CERTAIN INCOME TAX CONSIDERATIONS

Owning any of the securities may subject holders to tax consequences. The applicable prospectus supplement may describe certain material Canadian federal income tax considerations generally applicable to investors described therein of the acquisition, ownership and disposition of any securities offered thereunder. The applicable prospectus supplement may describe certain U.S. federal income tax considerations generally applicable to investors described therein who are U.S. persons (within the meaning of the U.S. Internal Revenue Code, as amended) of the acquisition, ownership and disposition of any securities offered thereunder. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the securities.

PLAN OF DISTRIBUTION

We may sell the securities offered hereby from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions:

  at a fixed price or prices, which may be changed;
  at market prices prevailing at the time of sale;
  at prices related to such prevailing market prices; or
  at negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with applicable securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the prices of the securities to be higher than they would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

EXPENSES

The following table sets forth an estimate of the fees and expenses payable by us in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All the amounts shown, except for the SEC registration fee and FINRA filing fee, are estimates:

SEC Registration Fee	US$	7,380
FINRA Filing Fee		*
Legal Fees and Expenses		*
Accountants' Fees and Expenses		*
Transfer Agent and Registrar Fees and Expenses		*
Printing Costs		*
Miscellaneous		*
Total	US$	*

* These fees are calculated based on the type of securities offered and the number of issuances and accordingly, cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement or as an exhibit to a Report of Foreign Private Issuer on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS

The validity of the securities that may be offered by this prospectus and certain other matters relating to Canadian law will be passed upon for us by Irwin Lowy LLP. Certain other legal matters relating to United States law will be passed upon for us by Nauth LPC.

Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of March 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO Canada LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.  The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.  BDO Canada LLP is independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the SEC and the Public Company Accounting Oversight Board on auditor independence.

BDO Canada LLP is located at 1100 Royal Centre, 1055 West Georgia Street, P.O. Box 11101, Vancouver, British Columbia V6E 3P3.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

We are a corporation incorporated under and governed by the OBCA. Most of our directors and officers, and some of the experts named in this prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and our assets, are located outside the United States. It may be difficult for investors who reside in the United States to effect service of process upon these persons in the United States, or to enforce a United States court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against us or any of these persons. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this prospectus.

This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement. The registration statement includes and incorporates by reference additional information and exhibits. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of all of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. For further information pertaining to the securities offered by this prospectus and us, reference is made to the registration statement.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file annual reports on Form 40-F, reports on Form 6-K, and other information with the SEC. These periodic reports and other information are available for inspection and copying at the SEC's public reference facilities and the website of the SEC referred to above. As a "foreign private issuer," we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. In addition, as a "foreign private issuer," our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

Our website address is https://www.zentek.com. We do not incorporate the information on or accessible through our website into this prospectus or any prospectus supplement, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any prospectus supplement. Our website address is included in this prospectus as an inactive textual reference only.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to "incorporate by reference" certain information into this document prior to the completion of this offering. This means that we can disclose important information to you by referring you to another document that we have filed or furnished separately with the SEC. The information incorporated by reference is considered a part of this prospectus and you should read that information carefully. Certain information in this prospectus supersedes information incorporated by reference that we filed or furnished with the SEC prior to the date of this prospectus. Certain information that we file or furnish later with the SEC will automatically update and supersede the information in this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus, the following documents that we have filed or furnished with the SEC:

  our Annual Report on Form 40-F for the fiscal year ended March 31, 2023, filed with the SEC on June 30, 2023, which includes (i) our Annual Information Form for the fiscal year ended March 31, 2023, (ii) our consolidated financial statements as at, and for the years ended, March 31, 2023 and 2022, (iii) our Management's Discussion and Analysis for the year ended March 31, 2023;

  our Report of Foreign Private Issuer on Form 6-K furnished with the SEC on February 13, 2024, which includes (i) our unaudited condensed interim consolidated financial statements as of, and for the three and nine months ended, December 31, 2023, and (ii) our Management's Discussion and Analysis for the three and nine months ended December 31, 2023; and

  our Registration Statement on Form 40-F filed with the SEC on February 25, 2022, that contains a description of our common shares, and any amendments or reports filed updating such description.

In addition, all annual reports on Form 40-F, Form 20-F or Form 10-K that we file with the SEC pursuant to the Securities Exchange Act of 1934, or the Exchange Act, after the initial filing date of the registration statement of which this prospectus forms a part and prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus. Also, we may incorporate by reference future reports on Form 6-K that we furnish subsequent to the date of this prospectus by stating in those Form 6-Ks that they are being incorporated by reference into this prospectus.

Any statement contained in this prospectus or a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed or furnished document which also is or is deemed to be incorporated by reference herein modifies or supersedes that prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be considered in its unmodified or superseded form to constitute a part of this prospectus, except as so modified or superseded.

We will provide, free of charge, upon written or oral request, to each person to whom this prospectus is delivered, including any beneficial owner, a copy of any or all of the information that has been incorporated by reference into this prospectus, but which has not been delivered with the prospectus. Copies of these documents are also available electronically at www.sec.gov.

Written or oral requests for such information should be made to:

Zentek Ltd.
Attn: Wendy Ford
24 Corporate Ct

Guelph, Ontario N1G 5G5

(844) 730-9822
E-mail: info@zentek.com

Up to US$30,000,000

Common Shares

ZENTEK LTD.

PROSPECTUS SUPPLEMENT

Rodman & Renshaw LLC

March 3, 2025